Exhibit 10.1
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BY AND AMONG

GABLES REALTY LIMITED PARTNERSHIP

GABLES-TENNESSEE PROPERTIES, L.L.C.,

The Banks Listed Herein

WACHOVIA BANK, N.A., as Administrative Agent,

FIRST UNION NATIONAL BANK, as Syndication Agent,

and

THE CHASE MANHATTAN BANK as Documentation Agent

MAY 14, 2001

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment and Restatement") is dated as of May 14, 2001, among GABLES REALTY LIMITED PARTNERSHIP, GABLES-TENNESSEE PROPERTIES, L.L.C., the BANKS listed on the signature pages hereof, WACHOVIA BANK, N.A., as Administrative Agent, FIRST UNION NATIONAL BANK, as Syndication Agent, and THE CHASE MANHATTAN BANK, as Documentation Agent and WACHOVIA BANK, N.A., FIRST UNION NATIONAL BANK, THE CHASE MANHATTAN BANK, AMSOUTH BANK, PNC BANK, NATIONAL ASSOCIATION, SOUTHTRUST BANK and BANK OF AMERICA, N.A., (collectively, the "Banks");

W I T N E S S E T H:

WHEREAS, the Borrowers, the Administrative Agent, the Syndication Agent, the Documentation Agent and the certain of the Banks executed and delivered that certain Amended and Restated Credit Agreement, dated as of August 14, 2000 (the "Original Credit Agreement");

WHEREAS, the Borrowers have requested and the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks have agreed to make certain amendments to the Original Credit Agreement and to amend and restate the Original Credit Agreement in its entirety, subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrowers, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks hereby covenant and agree as follows:

1.  Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Original Credit Agreement shall have the meaning assigned to such term in the Original Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Original Credit Agreement shall from and after the date hereof refer to the Original Credit Agreement as amended and restated hereby.

2.  Restatement. The Original Credit Agreement is hereby incorporated herein and restated in its entirety, together with the amendments specified herein. The Notes held by the Banks on the date hereof shall continue to evidence the Loans of the Banks. The Commitment of each Bank as of the date hereof is set forth opposite the signature of such Bank on the signature pages hereto.

3.  Amendment to Section 1.01. Section 1.01 of the Original Credit Agreement hereby is amended by deleting the definition of "Termination Date" and adding the following definitions of "Amendment and Restatement Closing Date" and "Termination Date":

"Amendment and Restatement Closing Date" means the date of this Third Amended and Restated Credit Agreement, which is May 14, 2001.

"Termination Date" means whichever is applicable of (i) May 14, 2004, or such later date to which it is extended by the Banks pursuant to Section 2.05(b) or (ii) any earlier date which constitutes the Termination Date pursuant to the provisions of and under the circumstances contained in Sections 2.08 or 2.09.

4.  Amendment to Section 2.05(b). Section 2.05(b) of the Original Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

(b)   Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on May 14, 2004, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion. Upon the written request of the Borrowers, which request shall be delivered to the Agent at least 90 days prior to each Extension Date (as such term is hereinafter defined), the Banks shall have the option (without any obligation whatsoever so to do) of extending the then current Termination Date for additional one-year periods from the then current Termination Date on but not before May 14, 2002 (the "Extension Date"), but in no event shall the Commitment of any Bank or any Loan hereunder be outstanding for a period greater than three (3) years. Each Bank shall notify the Borrowers and the Administrative Agent not more than 60 days but not less than 45 days prior to the relevant Extension Date whether or not it chooses to extend the Termination Date for such an additional one-year period (but any Bank which fails to give such notice within such period shall be deemed not to have extended); provided, that the Termination Date shall not be extended with respect to any of the Banks unless:

(i) the Required Banks are willing to extend the Termination Date; and

(ii) on or before the Extension Date, as to the Commitment of any Bank which gave notice that it chooses not to extend, or which is deemed pursuant to the foregoing not to have extended (any such Bank being a "Terminating Bank"), one of the following shall occur:

          (A)   the remaining Banks shall purchase ratable assignments (without any obligation so to do) from such Terminating Bank (in the form of an Assignment and Acceptance) in accordance with their respective percentage of the remaining aggregate Commitments; provided, that, such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 30 days in which to make a decision) prior to the Borrowers finding another bank pursuant to the immediately succeeding clause (y); and, provided, further, that, should any of the remaining Banks elect not to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from any Terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, or

         (B) the Borrowers shall find another bank, acceptable to the Administrative Agent, willing to accept an assignment from such Terminating Bank (in the form of an Assignment and Acceptance) on or before the Extension Date, or

        (C) the Borrowers shall reduce the aggregate Commitments in an amount equal to the Commitment of any such Terminating Bank and pay to the terminating Bank all principal, interest, fees and other amounts then payable to it hereunder and under such terminating Bank's Notes.

Notwithstanding the foregoing, if the Termination Date is not extended for an additional one year period on each Extension Date, there shall be no further Extension Dates or extensions of the Termination Date. If the Termination Date is extended for an additional one year period on each Extension Date, the Borrowers shall pay to the Administrative Agent, for the ratable account of the remaining Banks, an extension fee in an amount equal to a percentage, determined in good faith by the Agent on the relevant Extension Date as reflecting the current market rate for extensions of such type for comparable credits, of the aggregate Commitments in effect on the relevant Extension Date, which fee shall be payable on such Extension Date.

5. Amendment to Section 2.06(a). Section 2.06(a) of the Original Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

(a)  "Applicable Margin" means (i) for the period commencing on the Amendment and Restatement Closing Date to and including the first Performance Pricing Determination Date after the Amendment and Restatement Closing Date, (x) for any Base Rate Loan, (0.25)%, and (y) for any Euro-Dollar Loan, 0.85%; and (ii) from and after the first Performance Pricing Determination Date after the Amendment and Restatement Closing Date , (x) for any Base Rate Loan, (0.25)% and (y) for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Debt Rating for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date; provided, that (i) if there is no Debt Rating, the Applicable Margin for Euro-Dollar Loans shall be based upon Level IV of the table below, and (ii) for Euro-Dollar Loans in effect under the Original Agreement on the Closing Date, the Applicable Margin in effect under the Original Agreement shall continue to apply thereto for the remainder of the Interest Period with respect thereto.

	Level I	Level II	Level III	Level IV
Debt Rating	> BBB+ or >Baa1	BBB or Baa2	BBB- or Baa3	<BBB- or <Baa3
Applicable Margin	0.75	0.85	1.10	1.35

In determining the amounts to be paid by the Borrowers pursuant to Sections 2.06(b), and 2.07(a), the Borrowers and the Banks shall refer to the Parent's Debt Rating from time to time. For purposes hereof, "Performance Pricing Determination Date" shall mean each date on which the Debt Rating changes. Each change in interest and fees as a result of a change in Debt Rating shall be effective only for Loans (including Refunding Loans) which are made on or after the relevant Performance Pricing Determination Date. All determinations hereunder shall be made by the Administrative Agent unless the Required Banks or the Borrowers shall object to any such determination. The Parent shall promptly notify the Administrative Agent of any change in the Debt Rating.

6.  Amendment to Section 2.07(a). Section 2.07(a) of the Original Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

(a)  The Borrowers shall pay to the Administrative Agent, for the ratable account of each Bank, a facility fee (the "Facility Fee") on the maximum amount of the aggregate Commitments in effect for any relevant period, irrespective of usage, calculated in the manner provided in Section 2.07(a)(ii), at a rate per annum equal to (i) for the period commencing on the Amendment and Restatement Closing Date (x) for any Base Rate Loan to and including the first Performance Pricing Determination Date after the Amendment and Restatement Closing Date, (x) for any Base Rate Loan, 0.20%, and (ii) from and after the first Performance Pricing Determination Date after the Amendment and Restatement Closing Date , (x) for any Base Rate Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Debt Rating for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date; provided, that if there is no Debt Rating, the Facility Fee shall be based upon Level IV of the table below. The Facility Fee shall accrue at all times from and including the Amendment and Restatement Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each March 31, June 30, September 30 and December 31 and on the Termination Date.

	Level I	Level II	Level III	Level IV
Debt Rating	>BBB+ or >Baa1	BBB or Baa2	BBB- or Baa3	<BBB- or <Baa3
Facility Fee	0.15	0.20	0.20	0.30

7.  Restatement of Representations and Warranties. Each of the Borrowers hereby restates and renews each and every representation and warranty heretofore made by it in the Original Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Amendment and Restatement and all other loan documents executed and/or delivered in connection herewith, except to the extent otherwise disclosed pursuant to Section 5.01(c) or (d) of the Original Credit Agreement.

8.  Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Original Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

9.  Ratification. Each of the Borrowers hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Original Credit Agreement and the other Loan Documents effective as of the date hereof, as amended and restated herein.

10.  Counterparts. This Amendment and Restatement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

11.  Section References. Section titles and references used in this Amendment and Restatement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

12.  No Default. The Borrowers hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrowers arising out of or with respect to any of the Loans or other obligations of the Borrowers owed to the Banks.

13.  Further Assurances. The Borrowers agrees to take such further actions as the Administrative Agent shall reasonably request in connection herewith to evidence the amendments herein contained.

14.  Governing Law.  This Amendment and Restatement shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

15.  Conditions Precedent. The Administrative Agent and the Banks acknowledge that the conditions set forth in Section 3.01 of the Original Credit Agreement have been satisfied. This Amendment and Restatement shall become effective only upon receipt by the Administrative Agent of the following:

(a)    from each of the parties hereto either (i) a duly executed counterpart of this Amendment and Restatement signed by such party or (ii) a facsimile transmission of such executed counterpart (with the original to be sent to the Administrative Agent by overnight courier);

(b)   a certificate (the "Closing Certificate"), dated as of the date hereof, signed by an Executive Officer (other than the Secretary), to the effect that, to the best of his or her knowledge, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers contained in Article IV of the Original Credit Agreement are true on and as of the date hereof, except to the extent otherwise disclosed pursuant to Section 5.01(c) or (d) of the Original Credit Agreement;

(c)   all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrowers and the Guarantors, the corporate authority for and the validity of this Amendment and Restatement, the Notes, the Guaranty and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, a certificate of each of the Borrowers and the Guarantors (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the General Partner and the Guarantors, respectively, and as to the names, true signatures and incumbency of the officer or officers of the General Partner or Guarantors authorized to execute and deliver this Amendment and Restatement, and certifying that the organizational documents delivered to the Administrative Agent and the Banks pursuant to clauses (i) through (iii, inclusive, of Section 3.01(f) of the Original Credit Agreement are still in full force and effect as of the date hereof and have not been amended (or, if and to the extent that any of them have been amended, attaching certified copies of the amendments);

(d)   execution and delivery of the Consent and Reaffirmation of Guarantors at the end hereof by each of the Guarantors; and

(e)    payment to the Administrative Agent, (i) for the ratable account of the Banks, of an extension fee in an amount equal to 0.10% of the aggregate amount of the Commitments as of the date hereof and (ii) for the account of Wachovia Securities, Inc., the fee payable to Wachovia Securities, Inc. pursuant to the letter agreement dated March 27, 2001 by and among the Parent, the Administrative Agent and Wachovia Securities, Inc..

[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF, the Borrowers, the Administrative Agent, the Syndication Agent, the Documentation Agent, and each of the undersigned Banks has caused this Amendment and Restatement to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

	GABLES REALTY LIMITED PARTNERSHIP	(SEAL)
By: Gables GP, Inc., its sole general partner
By: /s/ Marvin R. Banks, Jr. Marvin R. Banks, Jr. Senior Vice President

GABLES-TENNESSEE PROPERTIES, L.L.C.
By: Gables Realty Limited Partnership, member
By: Gables GP, Inc., its general partner
By: /s/ Marvin R. Banks, Jr. Marvin R. Banks, Jr. Senior Vice President

Commitment: $40,000,000	WACHOVIA BANK, N.A., as Administrative Agent and as a Bank	(SEAL)
By: /s/ Mary Hughes Title: Senior Vice President

Commitment: $40,000,000	FIRST UNION NATIONAL BANK, as Syndication Agent and as a Bank	(SEAL)
By: /s/ Daniel J. Sullivan Title: Managing Director

Commitment: $40,000,000	THE CHASE MANHATTAN BANK (successor by merger to Chase Bank of Texas, National Association), as Documentation Agent and as a Bank	(SEAL)
By: /s/ Susan Tate Title: Vice President

Commitment: $33,000,000	AMSOUTH BANK	(SEAL)
By: /s/ Katherine Allen Title: Vice President

Commitment: $30,000,000	PNC BANK, NATIONAL ASSOCIATION	(SEAL)
By: /s/ Terri A. Wyda Title: Vice President

Commitment: $22,000,000	SOUTHTRUST BANK	(SEAL)
By: /s/ Sidney Clapp Title: Loan Officer

Commitment: $20,000,000	BANK OF AMERICA, N.A.	(SEAL)
By: /s/ Dean Whitehill Title: Vice President

Total Commitments: $225,000,000

CONSENT AND REAFFIRMATION OF GUARANTORS

Each of the undersigned (i) acknowledges receipt of the foregoing Third Amended and Restated Credit Agreement (the "Amendment and Restatement"), (ii) consents to the execution and delivery of the Amendment and Restatement by the parties thereto and (iii) reaffirms all of its obligations and covenants under the Guaranty dated as of August 14, 2000, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment and Restatement. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

GABLES GP, INC.	(SEAL)

By: /s/ Marvin R. Banks, Jr.
Marvin R. Banks, Jr. Senior Vice President

GABLES RESIDENTIAL TRUST	(SEAL)
By: /s/ Marvin R. Banks, Jr.
Marvin R. Banks, Jr. Senior Vice President